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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
S1 Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-82381, 333-43376, 333-45766, 333-82711, 333-37062, 333-43372, 333-82383,
333-43370, 333-82369, 333-36470) on Form S-8 and Form S-3 of S1 Corporation of
our report dated February 4, 1999, relating to the consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows of S1 Corporation for the year ended December 31, 1998 and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of S1 Corporation.


                                              KPMG LLP

Atlanta, Georgia
March 30, 2001